Exhibit 31.1: Sarbanes-Oxley Certification
I, Bryan Calder, Executive Vice President of U.S. Bank National Association, certify that:
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of:
Merrill Auto Trust Securitization 2005-1
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, as of the last day of the period covered by this annual report;
Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;
Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the servicing agreement; and
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Title:
U.S. Bank National Association
By:
1.
2.
3.
4.
5.
By: /s/ Bryan Calder
Name: Bryan Calder
Executive Vice President
Date: March 30, 2006
Merrill Lynch Bank USA, as Administrator
Capital One Auto Finance, Inc., as Servicer
Capital One Auto Finance, Inc. as successor in interest to Onyx Acceptance Corporation, as Servicer
Ford Motor Credit Company, as Servicer
Systems & Services Technologies, Inc., as Servicer